WLK/ 04-Jan-96                                PERFORMANCE CALCULATION
                                  COLONIAL FEDERAL SECURITIES FUND - CLASS A

                                            Fiscal Year End: 10/31/95

                                             Inception Date: 3/30/84





                            1 YEAR ENDED 10/31/95         5 YEARS ENDED 10/31/95       10 YEARS ENDED 10/31/95

                        Standard    Non-Standard     Standard     Non-Standard     Standard     Non-Standard
                       ------------- ---------------- ------------ ---------------- ------------ -------------------
     Initial Inv.     $1,000.00     $1,000.00        $1,000.00     $1,000.00       $1,000.00    $1,000.00
     Max. Load             4.75%                          4.75%                         4.75%

     Amt. Invested      $952.50     $1,000.00          $952.50     $1,000.00         $952.50    $1,000.00
     Initial NAV          $9.95         $9.95           $10.42        $10.42          $11.95       $11.95
     Initial Shares      95.729       100.503           91.411        95.969          79.707       83.682

     Shares From Dist.     7.010         7.360          47.496        49.862         132.957      139.592
     End of Period NAV   $10.83        $10.83           $10.83        $10.83          $10.83       $10.83

     Total Return         11.27%        16.82%           50.44%        57.94%         130.32%      141.81%

     Average Annual
      Total Return        11.27%        16.82%            8.51%         9.57%           8.70%        9.23%

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WLK/ 04-Jan-96                        PERFORMANCE CALCULATION

                                  COLONIAL FEDERAL SECURITIES FUND - CLASS B

                                      Fiscal Year End: 10/31/95

                                      Inception Date: 6/8/92

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

                                                              SINCE INCEPTION
                             1 YEAR ENDED 10/31/95           6/8/92 TO 10/31/95

                       Standard     Non-Standard      Standard    Non-Standard
                        ------------ ----------------- ----------- -------------------
     Initial Inv.      $1,000.00    $1,000.00         $1,000.00   $1,000.00

     Amt. Invested     $1,000.00    $1,000.00         $1,000.00   $1,000.00
     Initial NAV          $9.95         $9.95            $10.73      $10.73
     Initial Shares     100.503       100.503            93.197      93.197

     Shares From Dist.    6.570         6.570            24.140      24.140
     End of Period NAV   $10.83        $10.83            $10.83      $10.83

     CDSC                  5.00%                           3.00%
     Total Return         10.96%        15.96%            24.08%      27.08%

     Average Annual
      Total Return        10.96%        15.96%             6.55%       7.30%

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